SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 11, 2000

                            First Medical Group, Inc.

             (Exact name of registrant as specified in its charter)

          Delaware                     001-00155                 13-1920670
(State or other Jurisdiction     (Commission File No.)        (I.R.S. Employer
      of incorporation)                                      Identification No.)

 1055 Washington Boulevard, Stamford, CT                           06901
(Address of Principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (203) 327-0900

                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 1. Changes in Control of the Company.

     Not Applicable

Item 2. Acquisition or Disposition of Assets.

     On May 11, 2000, First Medical Group, Inc., a Delaware corporation (the "Corporation"), sold substantially all of the assets and certain of the liabilities of the Corporation to AMCMC Acquisition Corp., a company controlled by Dennis Sokol, the Chief Executive Officer of the Corporation. The Company received as consideration for the sale of $354,531 in cash, two promissory notes in the aggregate amount of $270,364, and the assumption of liabilities in the amount of $2,838,395. Following the transaction, Mr. Sokol ceased to be a securityholder of the Corporation, and mutual releases were entered into by Mr. Sokol and the Corporation.

Item 3. Bankruptcy or Receivership.

     Not Applicable.

Item 4. Changes in Company's Certifying Accountant.

     Not Applicable.

Item 5. Other Events.

     Not Applicable

Item 6. Resignation of Company's Directors.

     Mr. Dennis Sokol resigned as a Director and Officer of the Corporation, and Mr. George Rountree resigned as a Director of the Corporation, upon consummation of the May 11, 2000 transaction set forth in Item 2.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     a.   Financial Statements

          Not Applicable

     b.   Pro Forma Financial Information

          The pro forma financial information of the Company giving effect to the asset sale shall be filed as an amendment to this initial report on Form 8-K within 60 days of the filing of this report.

     c.   Exhibits

          None.

Item 8. Change in Fiscal Year.

          Not Applicable.

Item 9. Sales of Equity Securities Pursuant to Regulation S.

          Not Applicable.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:  May 25, 2000                               First Medical Group, Inc.



                                           By:    /s/ Elias Nemnom
                                                  ------------------------------
                                                  Elias Nemnom
                                                  Vice President and
                                                  Chief Financial Officer